UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

Form 8-K

Current Report

Pursuant to Section 13 or 15(d) of the

Securities Exchange Act of 1934

September 22, 2026

Date of Report (Date of earliest event reported)

UY SCUTI ACQUISITION CORP.

(Exact Name of Registrant as Specified in Charter)

Cayman Islands	001-42577	N/A
(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(I.R.S. Employer Identification No.)

39 E. Broadway, Suite 603
New York, New York 10002

(Address of Principal Executive Offices, and Zip Code)

(412) 947-0514

Registrant’s Telephone Number, Including Area Code

Not Applicable

(Former Name or Former Address, if Changed Since Last Report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☒	Written communication pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communication pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communication pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
Units, each consisting of one Ordinary Share, $0.0001 par value, and one right	UYSCU	The Nasdaq Stock Market LLC
Ordinary Shares, $0.0001 par value	UYSC	The Nasdaq Stock Market LLC
Rights to receive one-fifth (1/5th) of one Ordinary Share	UYSCR	The Nasdaq Stock Market LLC

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (17 CFR §230.405) or Rule 12b-2 of the Securities Exchange Act of 1934 (17 CFR §240.12b-2).

Emerging growth company ☒

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 1.01 Entry into a Material Definitive Agreement.

Joinder Agreement

As previously disclosed, on July 18, 2025, UY Scuti Acquisition Corp. (“UYSC”), entered into an Agreement and Plan of Merger (as it may be amended, supplemented or otherwise modified from time to time, the “Merger Agreement”) with Isdera Group Limited (“Isdera Group” or the “Company”), Xinghui Automotive Technology (Hainan) Co., Ltd (“Xinghui Technology”), certain individuals solely in their capacity as shareholder representatives of Xinghui Technology, Songze Shares Ltd., Wenyuan Holdings Ltd, and Shuyan Holdings Ltd., (each, a “Principal Shareholder” and collectively, the “Principal Shareholders”), and Wenfang Song, an individual, solely in his capacity as the shareholder representative, agent and attorney-in-fact of the Principal Shareholders (the “Principal Shareholders’ Representative”).

The Merger Agreement contemplated that (i) UYSC would cause the incorporation of a Cayman Islands exempted company (such company to be the “Purchaser”) and (ii) Purchaser, upon incorporation, would form another Cayman Islands exempted company as a direct wholly-owned subsidiary of Purchaser (the “Merger Sub”). The parties contemplated that both the Purchaser and Merger Sub would become parties to the Merger Agreement by executing a joinder agreement.

On August 14, 2025, UYSC caused Isdera Inc to be incorporated as the “Purchaser” under the Merger Agreement and on August 21, 2025, Isdera Inc formed Isdera Technology Limited as the “Merger Sub” under the Merger Agreement. Thereafter, on September 22, 2026, UYSC, Isdera Inc, Isdera Technology Limited, Isdera Group, the Principal Shareholders and the Principal Shareholders’ Representative entered into a joinder agreement to the Merger Agreement (the “Joinder Agreement”), that resulted in each of Isdera Inc and Isdera Technology Limited becoming parties to the Merger Agreement.

First Amendment to Agreement and Plan of Merger

Following the execution of the Joinder Agreement, on September 22, 2026, UYSC, Isdera Inc, Isdera Technology Limited, Isdera Group, the Principal Shareholders and the Principal Shareholders’ Representative entered into the First Amendment to the Merger Agreement (the “First Amendment”).

Pursuant to the First Amendment, the Merger Agreement was amended to, among other matters: (i) revise the definition of “Company Net Value” to $920,000,000; (ii) correct a technical error in the definition of “Purchaser Rights”; (iii) amend and restate the schedules governing the allocation of closing consideration among Isdera Group’s shareholders; and (iv) amend and restate Isdera Group’s representation regarding its share capital and certain corresponding schedules.

The foregoing descriptions of the First Amendment and the Joinder Agreement do not purport to be complete and are qualified in their entirety by reference to the full text of such agreements, which are filed as Exhibits 2.1 and 2.2 to this Current Report, respectively, and are incorporated herein by reference.

Item 9.01. Financial Statements and Exhibits.

Exhibit No.	Description
2.1*	First Amendment to Agreement and Plan of Merger, dated September 22, 2026.
2.2	Joinder Agreement, dated September 22, 2026.
104	Cover Page Interactive Data File (embedded within the Inline XBRL document)

*	Schedules and exhibits have been omitted pursuant to Item 601(b)(2) of Regulation S-K. The registrant hereby undertakes to furnish copies of any of the omitted schedules and exhibits upon request by the U.S. Securities and Exchange Commission.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Company has duly caused this Report on Form 8-K to be signed on its behalf by the undersigned hereunto duly authorized.

UY Scuti Acquisition Corporation

Dated: September 24, 2026	By:	/s/ Jiawen Zhao
	Name:	Jiawen Zhao
	Title:	Interim Chief Financial Officer

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